EXHIBIT 5.1

November 20, 2017

Digital Power Corporation

48430 Lakeview Blvd.

Fremont, CA 94638-3158

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing with the Securities and Exchange Commission (the “Commission”), by Digital Power Corporation, a California corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”), including the related prospectus contain therein (the “Prospectus”) under the Securities Act of 1933, as amended, relating to the resale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 1,820,008 shares of the Company’s common stock, no par value per share (the “Shares”) issuable upon the aggregate conversion of 455,002 shares of Series C Preferred Stock and 1,820,002 shares of the Company’s common stock, no par value (the “Warrant Shares”) issuable upon the exercise of outstanding warrants of the Company (the “Warrants”) as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company’s articles of incorporation, as amended and restated to date; the Company’s Bylaws as in effect on the date hereof; the Warrants; and certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the issuance of the Warrants, the Shares and the Registration Statement. We have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to matters of fact material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. We have assumed without investigation the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, the accuracy and completeness of all records made available to us by the Company, and that all offers and sales of the Shares will be made in compliance with the securities laws of the states having jurisdiction thereof. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Shares, (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Shares offered thereby or any Selling Stockholders, (iii) all Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement, and (iv) at the time of the offering, there will not have occurred any changes in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares. The opinions set forth in this letter are limited solely to the federal laws of the United States of America and the State of California, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares upon conversion, and the Warrant Shares upon exercise of the Warrants in accordance with its terms and upon receipt of the consideration contemplated thereby, will be legally issued, fully paid and nonassessable.

November 20, 2017

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Weintraub Tobin Chediak Coleman Grodin

Weintraub Tobin Chediak Coleman Grodin